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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                                 MARCH 10, 1998
                Date of Report (Date of earliest event reported)

                            UNITED DENTAL CARE, INC.
             (Exact name of registrant as specified in its charter)

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
           DELAWARE                         0-26688                       75-2309712
 (State or other jurisdiction      (Commission File Number)              (IRS Employer
       of incorporation)                                              Identification No.)
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                       13601 PRESTON ROAD, SUITE 500 EAST
                              DALLAS, TEXAS 75240
             (Address of principal executive offices and zip code)

                                 (972) 458-7474
              (Registrant's telephone number, including area code)

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ITEM 5. OTHER EVENTS

AGREEMENT AND PLAN OF MERGER WITH PROTECTIVE LIFE CORPORATION

     On March 10, 1998, the Registrant entered into an Agreement and Plan of Merger (the "Merger Agreement") with Protective Life Corporation, a Delaware corporation ("Protective"), and PLC Merger Subsidiary Corporation, a Delaware corporation and wholly-owned subsidiary of Protective ("MergerSub"), pursuant to which the Registrant would be merged with and into MergerSub (the "Merger") and MergerSub would be the surviving corporation.

     In the Merger, the stockholders of the Registrant would receive for each share of outstanding common stock of the Registrant ("Registrant Common Stock") a combination of $9.31 in cash and 0.2893 shares of common stock, $0.50 par value per share, of Protective ("Protective Common Stock") (after giving effect to the two-for-one stock split announced by Protective on March 2, 1998 and payable on April 1, 1998 to the holders of Protective Common Stock). The Merger Agreement provides that either the Registrant (subject to Protective's right to increase the merger consideration) or Protective may terminate the Merger Agreement if the price of Protective Common Stock is below $27.50 per share and Protective may terminate if the price of Protective Common Stock is above $39.50 per share (after adjustment for Protective's stock split).

     Protective provides financial services through the production, distribution and administration of insurance and investment products throughout the United States and Hong Kong and has annual revenues of approximately $1.1 billion and assets of $10.5 billion. Protective has over 500,000 members in its dental managed care network and provides indemnity insurance to an additional 600,000 customers. Protective's dental managed care products are licensed in 13 states with its primary marketing territories being Florida, Georgia, Tennessee and Oklahoma.

     The Merger is subject to approval by the stockholders of the Registrant, the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, regulatory approvals, and other customary closing conditions, so there can be no assurance as to whether or when the Merger will be completed.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c) Exhibits

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           2.1           -- Agreement and Plan of Merger, dated as of March 10, 1998 as amended as of March 17, 1998, by and among Protective
                            Life Corporation, PLC Merger Subsidiary Corporation, and
                            the Registrant (filed herewith).
           2.2           -- Stockholder Agreement, dated as of March 10, 1998,
                            between Protective Life Corporation and Jack R. Anderson
                            (filed herewith).
          99.1           -- Press Release issued by the Registrant on March 11, 1998
                            (filed herewith).
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            UNITED DENTAL CARE, INC.

                                            By:    /s/ WILLIAM H. WILCOX
                                              ----------------------------------
                                                      William H. Wilcox
                                                President and Chief Executive
                                                            Officer

Date: March 16, 1998

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                               INDEX TO EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           2.1           -- Agreement and Plan of Merger, dated as of March 10, 1998 as amended as of March 17, 1998, by and among Protective
                            Life Corporation, PLC Merger Subsidiary Corporation, and
                            the Registrant (filed herewith).
           2.2           -- Stockholder Agreement, dated as of March 10, 1998,
                            between Protective Life Corporation and Jack R. Anderson
                            (filed herewith).
          99.1           -- Press Release issued by the Registrant on March 11, 1998
                            (filed herewith).
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